EXHIBIT 16.1

(SADLER GIBB & ASSOCIATES LETTERHEAD)

January 9, 2014

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:

Symbid Corp.

File Ref. No.: 333-177500

We have read the statements of Symbid Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated January 9, 2014 and agree with such statements as they pertain to our firm.

Regards,

/s/ Sadler, Gibb & Associates, LLC